UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: See Below
(b)	Pro Forma Financial Information: See Below

On March 23, 2006, NTS Realty Holdings Limited Partnership (“NTS Realty”) acquired two multifamily properties commonly known as AMLI at Castle Creek ("Castle Creek") and AMLI at Lake Clearwater ("Lake Clearwater"), each of which is located in Indianapolis, Indiana. On March 29, 2006, NTS Realty filed a Current Report on Form 8-K (the “Initial 8-K”) to report these acquisitions. NTS Realty stated in the Initial 8-K that the financial statements required by Item 9.01 would be filed no later than 71 days after the date that the Initial 8-K was filed. NTS Realty is hereby amending the Initial 8-K by filing certain financial information relating to the Castle Creek and Lake Clearwater (see Item 9.01(c) below) as required by Rule 3-14 and Article 11 of Regulation S-X. The information previously reported under Item 2.01 of the Initial 8-K is hereby incorporated by reference into this Current Report on Form 8-K/A.

(c)	Exhibits:
99.1	(a)	Financial Statements of Real Estate Operations Acquired
  Independent Auditors' Report
  Combined Historical Statement of Revenue in Excess of Certain Expenses
Notes to Combined Historical Statement of Revenue in Excess of Certain Expenses

(b)	Pro Forma Financial Information Pro Forma Balance Sheet Pro Forma Statement of Operations

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:   NTS Realty Capital, Inc.
Its:   Managing General Partner

                /s/ Gregory A. Wells
                ——————————————
        By:  Gregory A. Wells
        Its:  Executive Vice President and CFO

        Date:  May 12, 2006

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